UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported):  December 12, 2007

AVI BioPharma, Inc.

(Exact name of Company as specified in its charter)

Oregon	0-22613	93-0797222
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One S.W. Columbia, Suite 1105

Portland, OR 97258

(Address of principal executive offices)

(503) 227-0554

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

Item 7.01               Regulation FD Disclosure.

Item 8.01               Other Events.

On December 12, 2007, AVI BioPharma, Inc. (the “Company”) entered into a Placement Agency Agreement with Citigroup Global Markets Inc., Oppenheimer & Co. Inc., and Maxim Group, LLC (collectively, the “Placement Agents”) who are acting as exclusive placement agents for a proposed registered direct offering of 10,696,616 units at a price of $1.90 per unit (the “Offering”).  Each unit consists of one share of common stock and a warrant to purchase 0.5 shares of the Company’s common stock.  The warrants have an exercise price of $2.45 per share and are exercisable at any time after the six-month anniversary of the closing of the transaction and before the fifth anniversary of the closing of the transaction.  The form of warrant to be issued to the purchasers of units in connection with the Offering is included as Exhibit 4.5 to this Form 8-K and is incorporated herein by reference.

The Company has agreed to pay the Placement Agents an aggregate fee of 7.00% of the gross proceeds from the Offering, and will reimburse the Placement Agents for certain reasonable expenses incurred by them in connection with the Offering.  The closing of the offering is expected to take place on December 18, 2007, subject to the satisfaction of customary closing conditions.  The Company expects to receive approximately $20.3 million in gross proceeds.  The Placement Agents have no commitment to purchase any of the units and are acting only as agents in obtaining indications of interest for the units from investors who will purchase the units directly from the Company.  The Placement Agency Agreement requires us to indemnify the Placement Agents and certain of their affiliates against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended, or to contribute to payments the Placement Agents may be required to make because of any of those liabilities. Prior to the transaction, there were no material relationships between the Company and the Placement Agents.  The Placement Agency Agreement is included as Exhibit 1.01 to this Form 8-K and is incorporated herein by reference.

The Company also entered into subscription agreements (the “Subscription Agreements”) with select institutional investors in connection with the Offering.  The form of Subscription Agreement is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The description of the offering provided herein does not purport to be complete and is qualified in its entirety by reference to the Placement Agency Agreement and the form of Subscription Agreement.  The Company has filed with the Securities and Exchange Commission both the Placement Agency Agreement and the form of Subscription Agreement in order to provide investors and the Company’s stockholders with information regarding their respective terms and in accordance with applicable rules and regulations of the Securities and Exchange Commission.  Each agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other and expressly intended third party beneficiaries in the context of all of the terms and conditions of the agreement and in the context of the specific relationship between the parties.  Accordingly, investors and shareholders should not rely on the representations and warranties.  Furthermore, investors and stockholders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the respective agreements.  Information concerning the subject matter of such representations and warranties may change after the date of the respective agreements, which subsequent information may or may not be fully reflected in the Company’s reports or other filings with the Securities and Exchange Commission.

The units will be issued pursuant to a prospectus supplement dated December 12, 2007, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) of the Securities Act.  The issuance of the units is pursuant to a shelf takedown from the Company’s registration statement on Form S-3 (File No. 333-138299), including a related prospectus, which was declared effective by the Securities and Exchange Commission on November 22, 2006.  A copy of the opinion of Davis Wright Tremaine LLP relating to the legality of the issuance and sale of the shares and warrants in the offering is attached hereto as Exhibit 5.1.

On December 12, 2007, the Company issued a press release announcing the execution of the Placement Agency Agreement, entry into the Subscription Agreements and the general terms of the units to be offered.  The text of the press release is included as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits are filed herewith:

1.01	Placement Agency Agreement dated December 12, 2007 between the Company and the Placement Agents

4.5	Form of Warrant

5.1	Opinion of Davis Wright Tremaine LLP

23.1	Consent of Davis Wright Tremaine LLP (contained in Exhibit 5.1)

99.1	Form of Subscription Agreement

99.2	Press Release dated December 12, 2007 announcing the execution of the Placement Agency Agreement

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on December 13, 2007.

AVI BioPharma, Inc.

By:	/s/ ALAN P. TIMMINS

Alan P. Timmins
President and Chief Operating Officer (Principal Operating Officer)

Exhibit Index

Exhibit	Description

1.01	Placement Agency Agreement dated December 12, 2007 between the Company and the Placement Agents

4.5	Form of Warrant

5.1	Opinion of Davis Wright Tremaine LLP

23.1	Consent of Davis Wright Tremaine LLP (contained in Exhibit 5.1)

99.1	Form of Subscription Agreement

99.2	Press Release dated December 12, 2007 announcing the execution of the Placement Agency Agreement